UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2020

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Kendrick Street, Suite 500, Needham, MA		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2020, Verastem, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers, in a private placement, shares of common stock, par value $0.0001 per share (the “Common Stock”).

The closing is anticipated to occur on March 3, 2020 (the “Closing”), subject to the satisfaction of customary closing conditions. The Company agreed to sell and issue 46,511,628 shares of Common Stock at a purchase price of $2.15 per share (the “Shares”) for aggregate gross proceeds to the Company of approximately $100 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company. The Company will file a resale registration statement with the Securities and Exchange Commission (the “SEC”) as soon as practicable, and in all events within 30 days after the Closing, to register the resale of the Shares. Jefferies LLC is acting as sole lead placement agent for the offering and H.C. Wainwright & Co. is acting as a placement agent for the offering. As set forth in the Purchase Agreement, if the Company fails to comply with certain obligations with respect to filing of such registration statement, the Company would be obligated to pay liquidated damages to the Purchasers in the amount of 1% of each Purchaser’s aggregate investment.

The foregoing summaries of the offering, the Shares and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the form of the Purchase Agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 28, 2020, the Company issued a press release providing approximate net product revenue results of $3.6 million for the fiscal 2019 fourth quarter, compared to $4.0 million for the third quarter of 2019, and $12.3 million for the full fiscal year ended December 31, 2019.  Based on information currently available, management estimates the Company’s cash and short-term investments as of December 31, 2019 to have been $111.3 million.

The Company’s actual results may differ from these estimates due to the completion of the Company’s closing procedures with respect to the fiscal year ended December 31, 2019, final adjustments and other developments that may arise between now and the time the financial results for the fiscal year are finalized. A full text of the press release issued in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

This information contained in this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed filed for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 27, 2020, the Company committed to an operational plan to reduce overall operating expenses, including the elimination of approximately 31 positions across the Company and other cost-saving measures (the “Restructuring”). The Restructuring is designed to streamline operations, speed execution of the Company’s clinical development of defactinib and CH5126766, and reflect a focused, account-based approach in the field. The Company expects to substantially complete the workforce reduction by the end of the first quarter of 2020.

The Company expects the Restructuring to reduce annualized operating expenses to a range of approximately $70 million to $85 million beginning in the first quarter of 2020. The Company has offered one-time termination benefits to the affected employees, including cash severance payments, healthcare benefits, and outplacement assistance.

The Company expects to record a charge of approximately $1.9 million in the first quarter of 2020 as a result of the Restructuring, consisting of one-time termination benefits for employee severance, benefits, and related costs, all of which are expected to result in cash expenditures and substantially all of which will be paid out over the next three months.  The Company’s estimates are based on a number of assumptions. Actual results may differ materially, and additional charges not currently expected may be incurred in connection with, or as a result of, the Restructuring.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Shares set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company will issue the Shares in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation FD thereunder. The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent. The offer and sale of the Shares have not been registered under the Securities Act.

Item 7.01 Other Events.

On February 28, 2020, the Company issued press releases announcing the offering described and the Restructuring described above. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively. The information in this report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act or in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements about the Company’s strategy, future plans and prospects, and financial results. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

These risks and uncertainties include: the Company’s ability to complete the Restructuring within the anticipated timeline; the impact of the workforce reduction on the Company’s business; and unanticipated charges not currently contemplated that may occur as a result of the Restructuring. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended September 30, 2019, as filed with the Securities and Exchange Commission (“SEC”) on October 30, 2019, and June 30, 2019, as filed with the SEC on August 1, 2019, its Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 12, 2019 and in any subsequent filings with the SEC. The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of February 27, 2020, among Verastem, Inc. and each purchaser party thereto
99.1	Press Release, dated February 28, 2020, regarding the offering
99.2	Press Release, dated February 28, 2020, regarding the restructuring

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verastem, Inc.

Dated: February 28, 2020	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer